SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2003

MICROVISION, INC.

(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	0-21221 (Commission File Number)	91-1600822 (IRS Employer Identification No.)

19910 North Creek Parkway
Bothell, Washington 98011
(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code:  (425) 415-6847

Item 5.  Other Events and Required FD Disclosure.

Microvision, Inc. has offered directly to certain investors an aggregate of 2,644,210 shares of its common stock, warrants to purchase an aggregate of 528,843 shares of its common stock, and the shares of its common stock issuable from time to time on exercise of the warrants.  Each investor in this offering will receive a warrant to purchase that number of shares of Microvision’s common stock equal to 20% of the number of shares of common stock purchased by such investor in this offering.  The purchase price for each share of common stock is $4.75.  Each warrant is exercisable beginning on September 6, 2003, has an exercise price of $6.50 per share and, unless otherwise extended in accordance with its terms, expires on March 5, 2008.  The securities being offered are covered by the Company’s Registration Statement on Form S-3 (Registration No. 333-102244).  Microvision expects that delivery of the shares of common stock and warrants being offered (excluding any shares issuable upon exercise of the warrants) will be made to investors on or about March 5, 2003.  The purpose of this Current Report is to file the Selling Agent Agreement with William Blair & Company, L.L.C., Letter Agreement with Olympus Securities LLC, Form of Warrant Agreement, Opinion on Legality of Securities, Form of Securities Purchase Agreement, and two other documents also being incorporated by reference in the Registration Statement on Form S-3.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

c)  Exhibits.

1.2                                 Selling Agent Agreement with William Blair & Company, L.L.C. dated March 3, 2003

1.3                                 Letter Agreement with Olympus Securities LLC dated March 4, 2003

4.1                                 Form of Warrant Agreement

5.1                                 Opinion on Legality of Securities

10.1                           Form of Securities Purchase Agreement

10.4                           Exclusive License Agreement between the University of Washington and Microvision, Inc. dated March 3, 1994

10.24                     Microvision Series 1 Stock Purchase Warrant, dated April 1, 1999, issued to Capital Ventures International

23.2                           Consent of Ropes & Gray (see Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ Richard F. Rutkowski
Richard F. Rutkowski
Chief Executive Officer

Date: March 5, 2003